News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLCVision Corporation To Announce Second Quarter Financial Results August 5, 2008

Will Present At BMO Focus on Healthcare Conference

ST. LOUIS, MO July 14, 2008: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, will release its second quarter 2008 financial results before the market opens on Tuesday, August 5, 2008.

The company will host a conference call and live webcast with investors and analysts on Tuesday, August 5, 2008 at 9:00 am (EDT). To access, please dial 866-303-7746 or 416-641-6141 (international callers). The call will be broadcast live on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

A replay of the conference call will be available until August 19, 2008. To access the replay, dial 800-408-3053 or 416-695-5800 (international callers) and enter the pass code: 3266437. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

The company also announced that on Wednesday, August 6, 2008, the Company will present at the BMO Focus On Healthcare conference at the Millennium Broadway Hotel in New York, NY. The presentation is scheduled for 10:00 a.m. EDT.

The presentation will be webcast and accessible from the Webcasts link available on the Investor Relations page of the Company’s website www.tlcv.com.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.lasik.com. More information about TLCVision can be found on the Company’s website at www.tlcv.com.